Rogers Corporation Reports Second Quarter 2023 Results

Operating Performance Drives Continued Margin and Earnings Improvement

Chandler, Arizona, August 3, 2023: Rogers Corporation (NYSE:ROG) today announced financial results for the second quarter of 2023.

“We continued to execute on our profitability improvement plans in the second quarter which drove gross margin and earnings per share results that exceeded the mid-point of our guidance,” stated Colin Gouveia, Rogers' President and CEO. “We are pleased with the progress we have made thus far, and we remain intently focused on driving additional margin and earnings improvement in the coming quarters. Challenging market conditions tempered sales for the second quarter, but with our strong technology portfolio we remain extremely well positioned to benefit as demand improves. We continue to execute on our strategy to achieve our long-term growth targets, including the recent announcement that we are expanding our power substrate capacity to capitalize on the accelerating demand for silicon carbide devices in EV and renewable energy markets."

Financial Overview

GAAP Results	Q2 2023	Q1 2023	Q2 2022
Net Sales ($M)	$230.8	$243.8	$252.0
Gross Margin	34.5%	32.7%	34.3%
Operating Margin	12.1%	(0.1%)	9.3%
Net Income (Loss) ($M)	$17.9	$(3.5)	$17.9
Net Income (Loss) Margin	7.7%	(1.4)%	7.1%
Diluted Earnings Per Share	$0.96	$(0.19)	$0.94
Net Cash Provided by Operating Activities ($M)	$15.7	$1.8	$2.0

Non-GAAP Results[1]	Q2 2023	Q1 2023	Q2 2022
Adjusted Operating Margin	13.4%	10.5%	12.1%
Adjusted Net Income ($M)	$20.0	$16.2	$23.2
Adjusted Earnings Per Diluted Share	$1.07	$0.87	$1.22
Adjusted EBITDA ($M)	$43.7	$35.1	$45.4
Adjusted EBITDA Margin	18.9%	14.4%	18.0%
Free Cash Flow ($M)	$4.2	$(14.6)	$(22.9)

Net Sales by Operating Segment (dollars in millions)	Q2 2023	Q1 2023	Q2 2022
Advanced Electronics Solutions (AES)	$130.2	$135.9	$141.2
Elastomeric Material Solutions (EMS)	$95.3	$102.2	$105.1
Other	$5.3	$5.7	$5.7

1 - A reconciliation of GAAP to non-GAAP measures is provided in the schedules included below

Q2 2023 Summary of Results
Net sales of $230.8 million decreased 5.3% versus the prior quarter resulting from lower sales in both the AES and EMS business units. AES net sales decreased by 4.2% primarily related to lower EV/HEV and ADAS sales, partially offset by higher aerospace and defense (A&D) and industrial revenues. EMS net sales decreased by 6.7% primarily from lower general industrial and consumer revenues, partially offset by higher portable electronics and A&D market sales. Currency exchange rates favorably impacted total company net sales in the second quarter of 2023 by $0.7 million compared to prior quarter net sales.

Gross margin improved to 34.5% compared to 32.7% in the prior quarter due to improved factory productivity, lower material costs, a decrease in logistics costs and favorable product mix, partially offset by lower sales volume.

Selling, general and administrative (SG&A) expenses decreased by $14.0 million from the prior quarter to $46.1 million. The lower SG&A expense was due primarily to a decrease in professional service fees and variable compensation costs.

GAAP operating margin of 12.1% increased from (0.1)% in the prior quarter. The higher operating margin was due to the improvement in gross margin, lower SG&A, lower restructuring and impairment charges and an increase in other operating income. Adjusted operating margin of 13.4% increased by 300 basis points versus the prior quarter.

GAAP earnings per diluted share were $0.96 compared to earnings per diluted share of $(0.19) in the previous quarter. The increase in GAAP earnings per diluted share was due to higher operating income, partially offset by an increase in tax expense. On an adjusted basis, earnings were $1.07 per diluted share compared to adjusted earnings of $0.87 per diluted share in the prior quarter.

Ending cash and cash equivalents were $141.5 million, a decrease of $52.3 million versus the prior quarter. Net cash provided by operating activities in the second quarter was $15.7 million, capital expenditures were $11.5 million and a principal payment of $60 million was made on the outstanding borrowings under the Company’s revolving credit facility.

Financial Outlook

Q3 2023
Net Sales ($M)	$230 to $240
Gross Margin	34.0% to 35.0%
Earnings Per Diluted Share	$1.20 to $1.40
Adjusted Earnings Per Diluted Share[1]	$1.05 to $1.25

2023
Capital Expenditures ($M)	$65 to $75

1 - A reconciliation of GAAP to non-GAAP measures is provided in the schedules included below

Conference call and additional Information
A conference call to discuss the results for the first quarter will take place today, Thursday, August 03, 2023 at 5:00 pm ET. A live webcast of the event and the accompanying presentation can be accessed on the Rogers Corporation website at https://www.rogerscorp.com/investors.

About Rogers Corporation
Rogers Corporation (NYSE:ROG) is a global leader in engineered materials to power, protect and connect our world. Rogers delivers innovative solutions to help our customers solve their toughest material challenges. Rogers’ advanced electronic and elastomeric materials are used in applications for EV/HEV, automotive safety and radar systems, mobile devices, renewable energy, wireless infrastructure, energy-efficient motor drives, industrial equipment and more. Headquartered in Chandler, Arizona, Rogers operates manufacturing facilities in the United States, Asia and Europe, with sales offices worldwide.

Safe Harbor Statement
Statements included in this release that are not a description of historical facts are forward-looking statements. Words or phrases such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” or similar expressions are intended to identify forward-looking statements, and are based on Rogers’ current beliefs and expectations. This release contains forward-looking statements regarding our plans, objectives, outlook, goals, strategies, future events, future net sales or performance, capital expenditures, future restructuring, plans or intentions relating to expansions, business trends and other information that is not historical information. All forward-looking statements are based upon information available to us on the date of this release and are subject to risks, uncertainties and other factors, many of which are outside of our control, which could cause actual results to differ materially from those indicated by the forward-looking statements. Other risks and uncertainties that could cause such results to differ include: the duration and impacts of the coronavirus global pandemic and efforts to contain its transmission and distribute vaccines, including the effect of these factors on our business, suppliers, customers, end users and economic conditions generally; continuing disruptions to global supply chains and our ability, or the ability of our suppliers, to obtain necessary product components; failure to capitalize on, volatility within, or other adverse changes with respect to the Company's growth drivers, including advanced mobility and advanced connectivity, such as delays in adoption or implementation of new technologies; uncertain business, economic and political conditions in the United States (U.S.) and abroad, particularly in China, South Korea, Germany, the United Kingdom, Hungary and Belgium, where we maintain significant manufacturing, sales or administrative operations; the trade policy dynamics between the U.S. and China reflected in trade agreement negotiations and the imposition of tariffs and other trade restrictions, including trade restrictions on Huawei Technologies Co., Ltd. (Huawei); fluctuations in foreign currency exchange rates; our ability to develop innovative products and the extent to which our products are incorporated into end-user products and systems and the extent to which end-user products and systems incorporating our products achieve commercial success; the ability and willingness of our sole or limited source suppliers to deliver certain key raw materials, including commodities, to us in a timely and cost-effective manner; intense global competition affecting both our existing products and products currently under development; business interruptions due to catastrophes or other similar events, such as natural disasters, war, including the ongoing conflict between Russia and Ukraine, terrorism or public health crises; the impact of sanctions, export controls and other foreign asset or investment restrictions; failure to realize, or delays in the realization of anticipated benefits of acquisitions and divestitures due to, among other things, the existence of unknown liabilities or difficulty integrating acquired businesses; our ability to attract and retain management and skilled technical personnel; our ability to protect our proprietary technology from infringement by third parties and/or allegations that our technology infringes third party rights; changes in effective tax rates or tax laws and regulations in the jurisdictions in which we operate; failure to comply with financial and restrictive covenants in our credit agreement or restrictions on our operational and financial flexibility due to such covenants; the outcome of ongoing and future litigation, including our asbestos-related product liability litigation or risks arising from the terminated DuPont Merger; changes in environmental laws and regulations applicable to our business; and disruptions in, or breaches of, our information technology systems. Should any risks and uncertainties develop into actual events, these developments could have a material adverse effect on the Company. For additional information about the risks, uncertainties and other factors that may affect our business, please see our most recent annual report on Form 10-K and any subsequent reports filed with the Securities and Exchange Commission, including quarterly reports on Form 10-Q. Rogers Corporation assumes no responsibility to update any forward-looking statements contained herein except as required by law.

Investor contact:
Steve Haymore
Phone: 480-917-6026
Email: stephen.haymore@rogerscorporation.com

Website address: https://www.rogerscorp.com

(Financial statements follow)

Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Six Months Ended
(DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Net sales	$230,821	$251,970	$474,668	$500,236
Cost of sales	151,204	165,452	315,350	328,324
Gross margin	79,617	86,518	159,318	171,912

Selling, general and administrative expenses	46,128	56,138	106,213	113,843
Research and development expenses	8,098	8,050	17,684	16,310
Restructuring and impairment charges	3,939	677	14,440	746
Other operating (income) expense, net	(6,442)	(1,743)	(6,661)	(2,274)
Operating income	27,894	23,396	27,642	43,287

Equity income in unconsolidated joint ventures	842	1,800	918	3,075
Other income (expense), net	(757)	319	(752)	586
Interest expense, net	(2,837)	(1,548)	(6,299)	(2,617)
Income before income tax expense	25,142	23,967	21,509	44,331
Income tax expense (benefit)	7,278	6,084	7,150	9,848
Net income	$17,864	$17,883	$14,359	$34,483

Basic earnings per share	$0.96	$0.95	$0.77	$1.83

Diluted earnings per share	$0.96	$0.94	$0.77	$1.82

Shares used in computing:
Basic earnings per share	18,627	18,813	18,615	18,797
Diluted earnings per share	18,683	18,992	18,659	18,996

Condensed Consolidated Statements of Financial Position (Unaudited)

(DOLLARS AND SHARES IN THOUSANDS, EXCEPT PAR VALUE)	June 30, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$141,452	$235,850
Accounts receivable, less allowance for doubtful accounts of $1,003 and $1,007	186,700	177,413
Contract assets	42,223	38,853
Inventories	169,675	182,402
Prepaid income taxes	3,724	4,042
Asbestos-related insurance receivables, current portion	3,881	3,881
Other current assets	35,124	17,426
Total current assets	582,779	659,867
Property, plant and equipment, net of accumulated depreciation of $380,363 and $381,584	346,335	358,415
Investments in unconsolidated joint ventures	12,760	14,082
Deferred income taxes	60,165	50,649
Goodwill	358,641	352,365
Other intangible assets, net of amortization	130,551	133,724
Pension assets	5,432	5,251
Asbestos-related insurance receivables, non-current portion	55,926	55,926
Other long-term assets	15,788	15,935
Total assets	$1,568,377	$1,646,214
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$51,233	$57,342
Accrued employee benefits and compensation	33,591	34,158
Accrued income taxes payable	7,616	5,504
Asbestos-related liabilities, current portion	4,968	4,968
Finance lease obligations, current portion	355	498
Other accrued liabilities	20,817	40,067
Total current liabilities	118,580	142,537
Borrowings under revolving credit facility	130,000	215,000
Pension and other postretirement benefits liabilities	1,579	1,501
Asbestos-related liabilities, non-current portion	59,884	60,065
Finance lease obligations, non-current portion	1,253	1,295
Non-current income tax	9,450	9,985
Deferred income taxes	24,443	23,557
Other long-term liabilities	17,571	19,808
Shareholders’ equity
Capital stock - $1 par value; 50,000 authorized shares; 18,616 and 18,574 shares issued and outstanding	18,616	18,574
Additional paid-in capital	145,219	140,702
Retained earnings	1,112,813	1,098,454
Accumulated other comprehensive loss	(71,031)	(85,264)
Total shareholders' equity	1,205,617	1,172,466
Total liabilities and shareholders' equity	$1,568,377	$1,646,214

Reconciliation of non-GAAP financial measures to the comparable GAAP measures

Non-GAAP financial measures:

This earnings release includes the following financial measures that are not presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”):

(1) Adjusted operating margin, which the Company defines as operating margin excluding acquisition-related amortization of intangible assets and discrete items, which are acquisition and related integration costs, dispositions, gains or losses on the sale or disposal of property, plant and equipment, restructuring, severance, impairment and other related costs, non-routine shareholder advisory costs, (income) costs associated with terminated merger, UTIS fire and recovery charges and the related income tax effect on these items (collectively, “discrete items”);

(2) Adjusted net income, which the Company defines as net income (loss) excluding amortization of acquisition intangible assets, pension settlement charges and discrete items;

(3) Adjusted earnings per diluted share, which the Company defines as earnings per diluted share excluding amortization of acquisition intangible assets, pension settlement charges and discrete items, divided by adjusted weighted average shares outstanding - diluted;

(4) Adjusted EBITDA, which the Company defines as net income (loss) excluding interest expense, net, income tax expense (benefit), depreciation and amortization, stock-based compensation expense, pension settlement charges and discrete items;

(5) Adjusted EBITDA Margin, which the Company defines as the percentage that results from dividing Adjusted EBITDA by total net sales;

(6) Free cash flow, which the Company defines as net cash provided (used) by operating activities less non-acquisition capital expenditures.

Management believes adjusted operating margin, adjusted net income, adjusted earnings per diluted share, adjusted EBITDA and adjusted EBITDA margin are useful to investors because they allow for comparison to the Company’s performance in prior periods without the effect of items that, by their nature, tend to obscure the Company’s core operating results due to potential variability across periods based on the timing, frequency and magnitude of such items. As a result, management believes that these measures enhance the ability of investors to analyze trends in the Company’s business and evaluate the Company’s performance relative to peer companies. Management also believes free cash flow is useful to investors as an additional way of viewing the Company's liquidity and provides a more complete understanding of factors and trends affecting the Company's cash flows. However, non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or as alternatives to, financial measures prepared in accordance with GAAP. In addition, these non-GAAP financial measures may differ from, and should not be compared to, similarly named measures used by other companies. Reconciliations of the differences between these non-GAAP financial measures and their most directly comparable financial measures calculated in accordance with GAAP are set forth below.

Reconciliation of GAAP operating margin to adjusted operating margin*:

	2023		2022
Operating margin	Q2	Q1	Q2
GAAP operating margin	12.1%	(0.1)%	9.3%

Acquisition and divestiture related costs:
Acquisition and related integration costs	—%	—%	0.1%
Dispositions	—%	0.5%	—%
Loss/(gain) on sale or disposal of assets	(0.2)%	—%	—%

Restructuring, business realignment and other cost saving initiatives:
Restructuring, severance, impairment and other related costs	2.0%	4.9%	0.4%

Non-routine shareholder advisory costs	—%	3.1%	—%
(Income) costs associated with terminated merger	0.7%	0.8%	1.4%
UTIS fire (recovery)/charges	(2.6)%	(0.1)%	(0.7)%
Total discrete items	(0.1)%	9.2%	1.1%
Operating margin adjusted for discrete items	12.0%	9.1%	10.4%

Acquisition intangible amortization	1.4%	1.4%	1.7%

Adjusted operating margin	13.4%	10.5%	12.1%
*Percentages in table may not add due to rounding.

Reconciliation of GAAP net income to adjusted net income*:

(amounts in millions)	2023		2022
Net income	Q2	Q1	Q2
GAAP net income (loss)	$17.9	$(3.5)	$17.9

Acquisition and divestiture related costs:
Acquisition and related integration costs	—	0.1	0.1
Acquisition intangible amortization	3.3	3.3	4.2
Dispositions	0.1	1.2	—
Loss/(gain) on sale or disposal of assets	(0.5)	—	—

Restructuring, business realignment and other cost saving initiatives:
Restructuring, severance, impairment and other related costs	4.6	11.9	1.0

Non-routine shareholder advisory costs	0.1	7.6	—
(Income) costs associated with terminated merger	1.5	1.9	3.4
UTIS fire (recovery)/charges	(5.9)	(0.2)	(1.7)
Income tax effect of non-GAAP adjustments and intangible amortization	(1.0)	(6.1)	(1.7)
Adjusted net income	$20.0	$16.2	$23.2
*Values in table may not add due to rounding.

Reconciliation of GAAP earnings per diluted share to adjusted earnings per diluted share*:

	2023		2022
Earnings per diluted share	Q2	Q1	Q2
GAAP earnings per diluted share	$0.96	$(0.19)	$0.94

Acquisition and divestiture related costs:
Dispositions	—	0.05	—
Loss/(gain) on sale or disposal of assets	(0.02)	—	—

Restructuring, business realignment and other cost saving initiatives:
Restructuring, severance, impairment and other related costs	0.18	0.49	0.04

Non-routine shareholder advisory costs	—	0.31	—
(Income) costs associated with terminated merger	0.06	0.08	0.14
UTIS fire (recovery)/charges	(0.25)	(0.01)	(0.07)
Impact of including dilutive securities(a)	—	—	—
Total discrete items	$(0.01)	$0.92	$0.11

Earnings per diluted share adjusted for discrete items	0.94	0.73	1.05

Acquisition intangible amortization	$0.13	$0.14	$0.17

Adjusted earnings per diluted share	$1.07	$0.87	$1.22
*Values in table may not add due to rounding.
(a)This represents the dilutive effect of awards under equity compensation plans. Refer to the table below for the effect on adjusted weighted average shares outstanding - diluted.

The following table reconciles weighted average shares outstanding - diluted under US GAAP to adjusted weighted average shares outstanding - diluted used in the calculation of adjusted diluted EPS:

	2023		2022
(Shares in thousands)	Q2	Q1	Q2
Weighted average shares outstanding - diluted	18,683	18,604	18,992
Dilutive effect of awards under equity compensation plans	—	32	—
Adjusted weighted average shares outstanding - diluted	18,683	18,636	18,992

Reconciliation of GAAP net income to adjusted EBITDA*:

	2023		2022
(amounts in millions)	Q2	Q1	Q2
GAAP net income (loss)	$17.9	$(3.5)	$17.9

Interest expense, net	2.8	3.5	1.5
Income tax expense (benefit)	7.3	(0.1)	6.1
Depreciation	10.4	11.3	8.0
Amortization	3.3	3.3	4.2
Stock-based compensation expense	5.0	2.1	4.9

Acquisition and divestiture related costs:
Acquisition and related integration costs	—	0.1	0.1
Dispositions	0.1	1.2	—
Loss/(gain) on sale or disposal of assets	(0.5)	—	—

Restructuring, business realignment and other cost saving initiatives:
Restructuring, severance, impairment and other related costs	2.3	8.6	1.0

Non-routine shareholder advisory costs	0.1	7.6	—
(Income) costs associated with terminated merger	1.0	1.3	3.4
UTIS fire (recovery)/charges	(5.9)	(0.2)	(1.7)
Adjusted EBITDA	$43.7	$35.1	$45.4
*Values in table may not add due to rounding.

Calculation of adjusted EBITDA margin*:

	2023		2022
	Q2	Q1	Q2
Adjusted EBITDA (in millions)	$43.7	$35.1	$45.4
Divided by Total Net Sales (in millions)	230.8	243.8	252.0
Adjusted EBITDA Margin	18.9%	14.4%	18.0%
*Values in table may not add due to rounding.

Reconciliation of net cash provided by (used in) operating activities to free cash flow*:

	2023		2022
(amounts in millions)	Q2	Q1	Q2
Net cash provided by (used in) operating activities	$15.7	$1.8	$2.0
Non-acquisition capital expenditures	(11.5)	(16.4)	(25.0)
Free cash flow	$4.2	$(14.6)	$(22.9)
*Values in table may not add due to rounding. Net cash provided by operating activities includes regulatory termination fee net of fees and taxes received in Q4 2022.

Reconciliation of GAAP earnings per diluted share to adjusted earnings per diluted share guidance for the 2023 third quarter:

Guidance Q3 2023
GAAP earnings per diluted share	$1.20 to $1.40

Discrete items*	$(0.28)

Acquisition intangible amortization	$0.13

Adjusted earnings per diluted share	$1.05 - $1.25
*Discrete items includes expected net gain on assets held for sale

# # # #